Exhibit 99.5

August 6, 2025

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

Re:	Subscription for 4.00% Convertible Senior Notes due 2030

Ladies and Gentlemen:

CorMedix Inc., a Delaware corporation (the “Company”), is offering the undersigned investor (the “Investor”), on behalf of itself and each account (if any) listed on Exhibit A hereto for whom the Investor has been duly authorized to enter into this agreement (each, including the Investor if it is listed on Exhibit A, a “Subscriber”), the opportunity to subscribe for and purchase from the Company its 4.00% Convertible Senior Notes due 2030 (such notes, together with all notes being offered to other investors substantially concurrently with the offer of such notes in connection with this Subscription Agreement, the “Notes”) for cash pursuant and subject to the terms and conditions set forth in this agreement (this “Subscription Agreement” or this “Agreement” and any such subscription, the “Subscription”). Each Subscriber (other than the Investor) is referred to herein as an “Account.”

The Investor and each Account understands that the Subscription is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or registration or qualification under any securities laws of any state of the United States or of any other jurisdiction, and that the Subscription is only being made to investors who are institutional “accredited investors” (within the meaning of Rule 501 of Regulation D under the Securities Act) that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.

The terms of the Notes are set forth in, and the Notes will be issued pursuant to, an Indenture, substantially in the form attached hereto as Exhibit D (the “Indenture”), to be entered into as of the Closing Date (as defined below) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The Notes will be convertible into shares (“Underlying Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”), cash, or a combination of cash and Underlying Shares, at the Company’s election, in accordance with the terms of the Indenture. Simultaneously with the execution of this Agreement, (i) certain other investors are subscribing for Notes (the “Other Noteholders”) pursuant to subscription agreements substantially similar to this Agreement (the “Other Agreements”) and (ii) the Company has entered into an escrow agreement with U.S. Bank Trust Company, as escrow agent, a copy of which is attached hereto as Exhibit E (the “Escrow Agreement”) pursuant to which proceeds from the sale of the Notes will be placed into an escrow account (the “Escrow Account”) and released in accordance with the terms of thereof and hereof.

The Company intends to use the proceeds from this offering of Notes to fund a portion of the purchase price under that certain agreement and plan of merger, dated as of the date hereof, by and among the Company, Melinta Therapeutics, LLC, a Delaware limited liability company (the “Target”), Coriander BidCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “Merger Agreement”), to pay related fees and expenses relating to the Merger Agreement and for general corporate purposes.

1.	The Subscription. Subject to the terms and conditions of this Agreement, the Investor, on behalf of itself and each participating Account, hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, as applicable, Notes (the “Purchased Notes”) having an aggregate principal amount as set forth in column 2 of Exhibit A hereto, for an aggregate purchase price in cash in respect of such Purchased Notes as set forth in column 3 of Exhibit A hereto (such aggregate cash purchase price, the “Cash Purchase Price”). For the avoidance of doubt, such Cash Purchase Price shall not be adjusted for accrued interest if the Closing (as defined below) occurs after August 12, 2025.

2.	The Closing. The closing of the Subscription (the “Closing”) shall take place electronically at approximately 10:00 AM, New York City time, on August 12, 2025, or at such other time and place as the Company may designate by written notice to the Investor (the “Closing Date”); provided that the Closing Date cannot be later than August 15, 2025 (the “Outside Date”), without the prior written consent of the Investor. To facilitate the Closing, substantially concurrently with execution of this Agreement, the Investor, on behalf of itself and/or any other Account, shall transfer the Cash Purchase Price by wire in immediately available funds into the Escrow Account. Until the Closing, and subject to the satisfaction of the conditions precedent specified under Section 6(a), the Investor’s Cash Purchase Price will be held in the Escrow Account solely for the benefit of the Investor. Subject to the satisfaction of the conditions precedent specified in Section 6(a), concurrent with the issuance and delivery of the Purchased Notes at the Closing, the Investor’s Cash Purchase Price deposited and held in the Escrow Account solely for the benefit of the Company (and become the property of the Company), subject to release pursuant to the provisions thereof and hereof (including Section 4(s)). Upon any termination of this Agreement prior to the Closing as provided in Section 25 hereof, the Investor’s Cash Purchase Price held in the Escrow Account will be returned to the Investor within one (1) business day thereof. Without limiting the foregoing, the Company will deliver such notice to the Escrow Agent, and take any other action, necessary, to effectuate the foregoing.

3.	Closing Mechanics.

a.	The Depository Trust Company (“DTC”) will act as securities depositary for the Notes.

b.	On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, and the prior receipt by the Escrow Agent of the Cash Purchase Price from the Investor on behalf of each Subscriber as set forth in Section 2,

i.	the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the Trustee;

ii.	the Company shall execute, cause the Trustee to authenticate and cause the Purchased Notes to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit C hereto; and

iii.	Subject to the satisfaction of the conditions precedent specified in Section 6(a) hereof, at the Closing and in accordance with Section 2, the Investor’s Cash Purchase Price held in the Escrow Account will become the property of the Company and continue be held in the Escrow Account solely for the benefit of the Company, subject to release pursuant to the provisions hereof and of the Escrow Agreement.

4.	Representations and Warranties of the Company. The Company represents and warrants, on the date hereof and on the Closing Date, to, and covenants with, the Investor (and each Account, as applicable) that:

a.	Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Subscription (and the subscriptions for the Notes purchased by Other Noteholders) and to enter into this Subscription Agreement and the Escrow Agreement and perform its obligations hereunder and thereunder.

b.	Due Authorization. This Subscription Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Company.

c.	Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Investors in accordance with the terms of the Subscription, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the Notes (assuming settlement in shares of Common Stock to the maximum extent permitted by the Indenture and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved by the Company for issuance upon conversion of the Notes in accordance with the terms of the Notes and the Indenture and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Notes and any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company. At or prior to the Closing, the Underlying Shares shall have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”), subject only to notice of issuance, if applicable.

d.	Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the Trustee thereto, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.	Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and the Other Noteholders executing Other Agreements, (1) the issuance of the Purchased Notes pursuant to this Subscription Agreement is exempt from the registration requirements of the Securities Act, and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

f.	New Class. The Notes, when issued, will not be of the same class as any class of securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

g.	No Conflicts. The sale of the Notes pursuant to the Subscription Agreement and the Other Agreements and, the execution, delivery and performance, as applicable, by the Company of its obligations under the Notes, the Indenture, the Escrow Agreement and this Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to, individually or in the aggregate, have (1) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, assets, business, operations, earnings or prospects of the Company and its subsidiaries taken as a whole or (2) a material adverse effect on the performance by the Company of its obligations under any Subscription Agreement, the Indenture or the Notes or the consummation of any of the transactions contemplated hereby or thereby (either of clauses (1) or (2), a “Material Adverse Effect”).

h.	No Consents. No consent, approval, order or authorization of, or qualification with, any governmental body or agency or regulatory authority (including, without limitation, under the rules and regulations of Nasdaq) is required on the part of the Company in connection with the execution, delivery and performance, as applicable, by the Company of its obligations under the Notes, the Indenture, the Escrow Agreement and this Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby other than (i) as has been or will be obtained and will be effective as of the Closing Date, (ii) as would not reasonably be expected to have a Material Adverse Effect and (iii) as permitted to be filed or obtained after the Closing under applicable federal and state securities laws.

i.	Compliance with Laws. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary under applicable law to conduct its businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company is in compliance in all material respects with all applicable rules of Nasdaq. The Company has not received notice from Nasdaq that the Company is not in compliance with the listing or maintenance requirements thereof.

j.	Subscription. The Company acknowledges that the terms of the Subscription have been mutually negotiated between the parties.

k.	No Material Adverse Effect. Since December 31, 2024, there has not been any Material Adverse Effect (as defined below). For the purposes of this subsection (i), “Material Adverse Effect” shall mean a material adverse effect on the assets, business, operations, earnings, properties, prospects, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or that would prevent the consummation of the transactions contemplated hereby, individually or in the aggregate.

l.	Information. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, for the one year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Covered SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Covered SEC Filings, taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Covered SEC Filing, as of the date of such filing, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

m.	Solvency. On each of the date hereof and immediately after giving effect to the Subscription, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the capital of the Company is adequate to conduct its business, (C) the Company has the ability to pay its debts and obligations as such debts mature, and (D) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

n.	Investment Company. The Company is not, and after giving effect to the sale of the Notes and the application of the proceeds therefrom, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

o.	No Integration. Neither the Company nor any person acting on its behalf has offered, sold or solicited any offer to buy any security of any time or in any manner that would be integrated with the offer, sale and delivery of the Notes for purposes of the Securities Act, or other than the Common Stock issued pursuant to the Merger Agreement, the rules and regulations of Nasdaq.

p.	Reaffirmation at Closing. The Company understands that, unless the Company notifies the Investor in writing to the contrary prior to the Closing, each of the Company’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

q.	Legal Proceedings. There are no legal or governmental proceedings or regulatory investigations pending or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect on the performance by the Company of its obligations under this Agreement, the Escrow Agreement, the Indenture or the Notes or the consummation of any of the transactions contemplated hereby or thereby.

r.	No General Solicitation. The Company has not, nor to its knowledge has a person on the Company’s behalf, engaged in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” within the meaning of Section 4(a)(2) of the Securities Act, in each case, in respect of the transactions contemplated in this Agreement.

s.	Escrow Agreement. The Company acknowledges and agrees that the proceeds of the Subscription contemplated hereunder by the Investor and Other Noteholders will be deposited into the Escrow Account on the date hereof. The Company acknowledges and agrees that it will hold the funds in the Escrow Account for the benefit of the Investor until the Closing, at which time the funds will be held in the Escrow Account for the benefit of the Company. The Company acknowledges and agrees that it will not release the proceeds from the Escrow Account to the Company until the earlier of (1) if the Melinta Acquisition Closing Date is reasonably expected to occur, up to three business days prior to the Melinta Acquisition Closing Date (as defined in the Indenture), solely for purposes of satisfying the Company’s payment obligations under the Merger Agreement, (2) if the Melinta Acquisition Termination Date (as defined in the Indenture) has occurred and the Company has elected to pursue a Melinta Acquisition Redemption (as defined in the Indenture) prior to the Redemption Date for the Melinta Acquisition Redemption, solely for purposes of satisfying the Melinta Acquisition Redemption pursuant to Section 16.01 of the Indenture or (3) at any time after the Melinta Acquisition Outside Date has occurred and the Company has elected not to pursue a Melinta Acquisition Redemption pursuant to Section 16.01 of the Indenture, provided, however, that if this Agreement is terminated prior to the Closing, in accordance with Section 25, the Investor’s Cash Purchase Price held in the Escrow Account will be returned to the Investor within one (1) business day thereof.

t.	No Default. No breach or violation of Section 4.10 of the Indenture will exist immediately following the Closing Date or will result from the consummation of the issuance of the Notes or the transactions contemplated by the Merger Agreement.

u.	Merger Agreement. The Merger Agreement has been executed, or will have been executed , by the Company and the other parties thereto prior to, and publicly announced concurrently with the announcement of the Subscription in the Announcing Form 8-K at the Release Time and has not been terminated.

5.	Representations and Warranties of the Investor. The Investor hereby represents and warrants, on the date hereof and on the Closing Date, to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.	The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.

b.	This Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Account, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account to the terms of this Agreement, and (ii) Exhibit A hereto is a true, correct and complete list of the name of each Subscriber and the aggregate principal amount of Purchased Notes each such Subscriber agrees to purchase hereunder.

c.	Participation in the Subscription will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Account or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account), (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account) or (3) any agreement or instrument to which the Investor or any Account is a party or by which the Investor or any Account or any of their respective assets are bound, except with respect to clauses (1) and (3), contraventions that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the performance by the Investor (or any Account) of its obligations under this Agreement.

d.	The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit C and, unless otherwise set out in Exhibit A hereto, as applicable, is not acquiring the Purchased Notes as a nominee or agent or otherwise for any other person.

e.	In connection with the Investor’s (or applicable Account’s) purchase of Notes hereunder, the Investor and each Account will comply with all laws and regulations applicable to the Investor and any such Account in effect in any jurisdiction in which the Investor or such Account purchases or Notes and will obtain any consent, approval or permission required for such purchases under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, and the Company shall not have any responsibility therefor.

f.	The Investor and each Account has received a copy of the Indenture. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Subscription or the Company or any of its subsidiaries, other than as contained in this Agreement or the Indenture, in the Company’s filings with the SEC or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Subscription; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that Moelis & Company LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Indenture or any such other information provided or deemed provided to the Investor or any Account by the Company.

g.	The Investor and each Account understands and accepts that acquiring the Notes in the Subscription involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Subscription and an investment in the Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Subscription and this Agreement. The Investor and each Account has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account is able to bear the risks associated with an investment in the Notes. The Investor and each Account understands that it should consult with its own tax advisors in order to determine the U.S. federal, state, local and non-U.S. tax consequences of the ownership, disposition or conversion of the Notes or Underlying Shares, in light of the Investor’s and each Account’s particular circumstances.

h.	The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Subscription and receive the Notes pursuant to the terms hereof. The Investor confirms that it has read the Indenture relating to the Notes and has not relied on any statement (written or oral) (other than those contained in this Agreement, the Indenture and the Notes) of the Company, the Placement Agent or any of their respective affiliates as to the terms of the Notes. It is understood that information provided in the Indenture, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Subscription, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Subscription.

i.	The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes, or (2) other than the representations and warranties of the Company expressly set forth in this Agreement, made any representation to the Investor regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Subscription, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the Notes is suitable and appropriate for the Investor or such Account.

j.	The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries, has conducted its own investigation of the Company and its subsidiaries and the Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company’s filings with the SEC and such other information concerning the Company and its subsidiaries and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Subscription. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Subscription and the Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor, such Account or its advisors, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein.

k.	The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of such investment.

l.	The Investor and each Account is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Subscription.

m.	The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

n.	The Investor and each Account is acquiring the Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of the Securities Act; provided, however, that by making the representations herein neither the Investor nor any Account agrees to hold any Notes for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Notes at any time pursuant to an effective registration statement under, or an exemption from the registration requirements of the Securities Act. The Investor and each Account understands that the offer and sale of the Notes have not been registered under the Securities Act or qualified under any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

o.	The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Subscription meets the requirements for the exemptions referenced in clause (n) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after such Investor or Account was wall crossed and prior to the Release Time in connection with the issuance and sale of the Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

p.	The Investor and each Account acknowledges that neither the Notes nor the Underlying Shares have been registered under the Securities Act. As a result, the Notes, and if converted to Underlying Shares, the Underlying Shares, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, the Restrictive Legend (as defined in the Indenture) and Section 2.05 of the Indenture), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the Notes nor the Underlying Shares other than in compliance with such transfer restrictions. Further, the Investor and each Account acknowledges that (1) the Notes and, if converted to the Underlying Shares, the Underlying Shares, will carry a restrictive legend consistent with the foregoing and (2) the Notes and, if converted to the Underlying Shares, the Underlying Shares will be designated with a restricted CUSIP number, in each case until such time as the restrictive legend can be removed in the Company’s reasonable judgment or as otherwise required by the Indenture. The Investor and each Account further acknowledges that if an exemption from registration is available that would allow for the removal of such restrictive legends, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the securities and on requirements relating to the Company that are outside of the control of the Investor and each Account, and that the Company is under no obligation and may not be able to satisfy.

q.	The Investor and each Account acknowledges that the terms of the Subscription have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Subscription on behalf of itself and each Account.

r.	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Placement Agent.

s.	The Investor agrees that following the Closing, the Company and the Placement Agent are permitted to issue a press release or make any similar public statement with respect to the transactions contemplated hereby, including in such documents filed with the SEC, provided, however, that such public statement or press release shall not name the Investor without the Investor’s prior written consent.

t.	The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary prior to the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

u.	The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Subscription and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Subscription. The Investor acknowledges that neither it nor any Account became aware of the Subscription through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

v.	The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act applicable to the Investor and such Account. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

w.	The Investor and each Account acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or such Account and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons (“Placement Agent Covered Persons”) have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or such Account, express or implied, with respect to the Company or the Subscription or the accuracy, completeness or adequacy of the information provided to the Investor or the Account or any other publicly available information, nor will any of the Placement Agent Covered Persons be liable for any loss or damages of any kind to the Investor or such Account in connection with such Investor’s or such Account’s purchase of Purchased Notes.

x.	The Investor and each Account acknowledges and agrees that no public market exists for the Notes and that there is no assurance that a public market will ever develop for the Notes.

y.	The Investor agrees that the Placement Agent shall not be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by it in connection with the sale of Notes pursuant to this Subscription Agreement. On behalf of the Investor and its affiliates, the Investor releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the sale of Notes pursuant to this Subscription Agreement. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of Notes pursuant to this Subscription Agreement. This undertaking is given freely and after obtaining independent legal advice.

6.	Conditions to Obligations of the Investor and the Company.

a.	The transfer of ownership of the Cash Purchase Price pursuant to Section 2 hereof and the obligations of the Investor and the Accounts to complete the purchase of the Notes is subject to the satisfaction at or prior to the Closing of the following conditions precedent:

i.	the representations and warranties of the Company contained in Section 4 shall be true and correct as of the Closing in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall true and correct in all respects) on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing, and the Company shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing.

ii.	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent Closing, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the date hereof and the Closing Date, prevent the Closing.

iii.	The Notes sold at the Closing pursuant to this Agreement and the Other Agreements shall be in the aggregate principal amount of $150,000,000.

iv.	The Escrow Agreement shall have been validly entered into as of the date hereof and the Merger Agreement, the Indenture and the Notes shall have been validly entered into as of the Closing Date by, and be binding upon, all parties thereto (including, but not limited to, the Company and the Trustee, as applicable) and shall be in full force and effect, and the Investor shall have received evidence reasonably satisfactory to the Investor to such effect.

b.	The obligations of the Company to deliver the Notes are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

i.	the representations and warranties of the Investor contained in Section 5 shall be true and correct as of the Closing in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall true and correct in all respects) on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing, and the Investor shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing.

ii.	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent Closing, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the Closing.

7.	Covenants and Acknowledgments of the Company.

a.	The Company hereby agrees to, at or prior to 9:00 a.m., New York City time on the first business day after the date hereof (unless this Agreement is executed and delivered prior to the open of regular trading on Nasdaq on any trading day, in which case, as soon as possible thereafter prior to the open of trading on such trading day) (the “Release Time”) file with the SEC a Current Report on Form 8-K (A) describing the material terms of this Agreement and the Other Agreements, the form of Indenture, the Merger Agreement, and the forms of Contingent Payment Agreement and Registration Rights Agreement (each as defined in the Merger Agreement) (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby (collectively, the “Transactions”); (B) disclosing any other material, non-public information (if any) in respect of the Company and its securities regarding (x) the Transactions, (y) the Company and its subsidiaries, their respective securities, any of their affiliates or any other person, in each case, provided or made available to the Investor or any of its affiliates, and (z) the Target, in the case of the Target, only to the extent the Company is then aware of such information (based solely upon the representations and warranties made by the Company in the Merger Agreement and the schedules and financial information related thereto) and believes such information is then material non-public information in respect of an investment in the Company and its securities; and (C) filing each of the Transaction Documents, any investor presentation that the Company proposes to make publicly available in connection with the public announcement of the Transactions, and the press release(s) (the “Press Release”), substantially in the form furnished to the Investor and its affiliates prior to the date hereof, announcing the execution of this Agreement and the Merger Agreement and the Company’s financial results for the quarter ended June 30, 2025 (such Form 8-K, the “Announcing Form 8-K”), in the form last provided to the Investor on or prior to the date hereof. The Company will, no later than the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Subscription as contemplated by this Subscription Agreement. The Company acknowledges and agrees that, following the Release Time, the Subscribers and their Affiliates shall not have any duty of trust or confidence (including any obligation under any confidentiality, wall cross or non-disclosure agreement entered into prior to the Release Time between the Investor and any Account, on the one hand, and the Company (or any person acting on behalf of the Company), on the other hand) or contractual obligation not to trade in the Common Stock or any other securities of the Company. The Company understands and acknowledges that the Subscribers and their Affiliates and persons acting on their behalf will rely on the representations, warranties, covenants, provisions and agreements set forth in this Section 7(a) in effecting transactions in the securities of the Company and of other persons. Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any Account in any public filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process (in which case the Company shall, to the extent permitted by law, provide the Investor with notice of such disclosure a reasonable period of time in advance of such disclosure so that the Investor may seek protective measures, if desired).

b.	The Company and its subsidiaries shall not, and shall cause each of their employees, officers, directors (or equivalent persons), affiliates, attorneys, agents and representatives to not, provide any Investor or any of its affiliates, attorneys, agents or representatives with any material non-public information without the express prior written consent of the Investor.

c.	Other than the press release and Current Report on Form 8-K containing solely the information contemplated by Section 7(a) and disclosing the Merger Agreement and the transactions related thereto, the Company agrees that it will not release any press releases or make any public filing with the SEC or otherwise during the period between the date hereof and the Closing, except with respect to events arising after the date hereof to the extent required by applicable law, rule, regulation or legal process.

8.	Covenant of the Investor. On the date hereof, the Investor agrees to deliver settlement instructions for each Subscriber to the Company substantially in the form of Exhibit C hereto.

9.	Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.	Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party, except that the Investor may, without the consent of the Company, assign its rights hereunder to any Related Fund (as defined below) of the Investor and/or to any assignee or transferee of the Securities; provided, that no such assignment shall relieve the Investor of its obligations hereunder. “Related Fund” of the Investor means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor.

11.	Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

12.	Governing Law. THIS AGREEMENT AND ALL MATTERS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

13.	Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.	Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court referred to in Section 13. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.	Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

16.	Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the use of the word “include,” “includes” and “including” in this Agreement shall be by way of example rather than limitation, and (d) the word “or” is not exclusive (i.e., “or” shall mean “and/or”).

17.	Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Subscription Agreement (whether executed manually or by way of a digital signature as described herein this Section 17) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

18.	Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

Attention: Beth Zelnick Kaufman

Tel: 973-699-724

Email: [***]

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Attention: Sean Ewen

Email: sewen@willkie.com

19.	Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

20.	Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.

21.	Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third-party beneficiary to this Subscription Agreement to the extent provided in this Section 21.

22.	Severability. If any term or provision (in whole or in part) of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

23.	Survival. The representations, warranties, covenants and agreements of the parties shall survive the Closing and delivery of the Purchased Notes.

24.	Equal Treatment. The Company agrees that the terms and conditions of this Agreement shall be no less favorable than the most favorable terms on which the Company is selling Notes to any investor, taking into account all consideration given, directly or indirectly, to such investor and the terms of any side letter or other agreement or arrangement (excluding the Merger Agreement) in connection with such investors’ subscription for Notes. No consideration shall be offered or paid to any person to amend, waive or modify any provision of any Other Agreement unless such consideration is simultaneously offered to each Subscriber.

25.	Termination. In the event that the Closing shall not have occurred with respect to the Investor on or before August 15, 2025 due to the Company’s or the Investor’s failure to satisfy any of the conditions required to be satisfied by it in Section 6 (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party may terminate this Agreement by written notice to the breaching party. This Agreement may be terminated in the absolute discretion of the Investor and as to the Investor on an individual basis, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (a) trading generally shall have been suspended or materially limited on the Nasdaq, (b) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market, or (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, or (d) the Merger Agreement has not been executed prior to, and publicly announced concurrently with, the announcement of the Subscription in the Announcing Form 8-K at the Release Time.

26.	Nature of Obligations and Rights of the Investor. The Company acknowledges and agrees that the Investor has not been asked to agree, and the Investor has not agreed, to desist from purchasing or selling, long and/or short, Common Stock or other securities of the Company, or “derivative” securities or based on Common Stock or other securities issued by the Company or to hold the Notes for any specified term; and the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further acknowledges and agrees that (a) the Investor may engage in hedging and/or trading activities at various times during the period that the Notes are outstanding, including the period during which the conversion rate of the Notes will be determined, (b) such hedging and/or trading activities, if any, can affect the conversion price of the Notes and reduce the value of the shares of Common Stock or other securities held by the existing holders of shares of Common Stock or other securities of the Company, both at and after the time the hedging and/or trading activities are being conducted, (c) any such hedging and/or trading activities shall not constitute a breach of any Transaction Document or affect any of the rights of the Investor under any Transaction Document, and (d) the obligations under the Indenture are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or any of its subsidiaries may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Subscription Agreement]

ACCEPTED AND AGREED:

CORMEDIX INC.

By
Name:
Title:

[Signature Page to Subscription Agreement]

EXHIBIT A: SUBSCRIPTION FOR NOTES

Participating Accounts, Allocation of Aggregate Principal Amount of Purchased Notes and Cash Purchase Price:

Name of Subscriber	Purchased Notes	Cash Purchase Price
	$	$

Total:	$	$

EXHIBIT B

NOTICE OF SUBSCRIPTION PROCEDURES

Attached are Subscription Procedures for the settlement of the subscription for the 4.00% Convertible Senior Notes due 2030 (the “Notes”) of CorMedix Inc. (the “Company”) pursuant to the Subscription Agreement, dated as of August 6, 2025, between you and the Company (the “Agreement”) which is expected to occur on or about August 12, 2025. To ensure timely settlement, please follow the instructions for subscribing for Notes as set forth on the following page. Capitalized terms used but not defined have the meaning given to such terms in the Agreement.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the Notes.

If you have any questions, please contact Sean Ewen at sewen@willkie.com.

Thank you.

To receive Notes

You must BOTH:

1.	Direct your eligible DTC participant through which you wish to hold a beneficial interest in the Notes to post and accept on August 12, 2025, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount of Notes (CUSIP/ISIN #: 218939 AA4 /US218939AA44) set forth in column 2 of Exhibit A of the Agreement.

It is important that this instruction be submitted and the DWAC posted on August 12, 2025, no later than 9:00 a.m., New York City time.

AND

2.	On August 6, 2025, you must pay the Cash Purchase Price set forth in column 3 of Exhibit A1 (“Cash Purchase Price”) of the Subscription Agreement by wire transfer[2] in immediately available funds to the following Escrow Account:

[insert bank account details and callback information]

You must complete both steps described above in order to complete the subscription for the Notes.

[1]	The Cash Purchase Price is the amount of cash that you must wire to the Escrow Account in connection with your purchase of Notes.
[2]	Company to provide wire instructions.

SETTLEMENT

On August 12, 2025, after the Company receives your Cash Purchase Price and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Subscription Agreement, the Company will deliver your Notes in accordance with the delivery instructions set forth above.

EXHIBIT C

Subscriber Settlement Details

These settlement instructions are to be delivered to the Company for each Subscriber no later than one (1) business day after the date of the Subscription Agreement.

Name of Subscriber: __________________________________

Subscriber Address:

__________________________________________________

__________________________________________________

__________________________________________________

Telephone: _________________________________________

Email Address: ______________________________________

Country of Residence: ________________________________

Taxpayer Identification Number: _________________________

DTC Participant Information for Delivery of Purchased Notes

DTC Participant Number:________________________________________________________________

DTC Participant Name:__________________________________________________________________

DTC Participant Phone Number: _________________________________________________________

DTC Participant Contact Email: __________________________________________________________

FFC Account #:________________________________________________________________________

Account # at Bank/Broker:_______________________________________________________________

Exhibit D

Form of Indenture

Exhibit E

Form of Escrow Agreement